UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 30, 2012, at the 2012 Southern California Investor Conference, after highlighting the safe harbor disclosures pertaining to forward looking statements, Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. (the “Company”), remarked that the list price for Fusilev was increased once in the first quarter and again in the second quarter of 2012. Dr. Shrotriya further stated that ASP is higher in the third quarter compared to second quarter 2012. Dr. Shrotriya provided an update on the Allos acquisition. He indicated that he expected pro forma revenue to be approximately $300 million by the end of 2012. Dr. Shrotriya noted that Folotyn sales were approximately $50 million last year and, assuming the completion of the Company’s acquisition of Allos, that long term sales could exceed $100 million if mucositis can be reduced.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2012

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Brett L. Scott
Senior Vice President and Acting Chief Financial Officer